UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2011

COMMISSION FILE NUMBER: 0-11596

Pay Mobile, Inc.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	20-2583185
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

24 Ripley Avenue, Toronto, Ontario M633N9
(Address of Principal Executive Offices)

(416) 767-8920
(Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Corporate action

This Notice are being furnished by the Board of Directors (the “Board”) of Pay Mobile, Inc. a Nevada corporation (the “Company”), to the holders of record of the Company’s outstanding common stock, par value $0.0001 per share (“Common Stock”).

This is to inform holders of record of Common Stock of actions taken unanimously by our Board of Directors and by  the holders of approximately 57.4% of the issued and outstanding Common Stock, par value $.0001 per share (the “Common Stock”), of the Company, approving, by written consent dated September 9, 2011, to implement a reverse stock split of the outstanding shares of Common Stock at a ratio of 1 for 2 (the “Reverse Stock Split”) and to restate and amend our articles of incorporation to (1) grant authority to our board of directors to (1) effectuate a stock split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series of stock; (2) undertake future stock splits; and (3) change the name of the Company all without obtaining the approval of the stockholders of the Company. (the “Amended Articles”) .  The Amended Articles were filed with the Nevada Secretary of State on September 23, 2011.  In connection with the Reverse Split,  we have  filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority ("FINRA"). The Reverse Split is scheduled to take effect the day after the “Record Date” of October 10, 2011, or such other dat that FINRA approves the reverse split. Upon approval of the Reverse Split, FINRA will change our trading symbol from PYMB to PYMBD temporary for trading purposes.

THE ACTION BY WRITTEN CONSENT

On September 9, 2011, we received the written consent in lieu of a meeting of stockholders from the Majority Stockholder, which holds approximately 57.4% of the Common Stock, of the Company, approving the Reverse Split and Amended Articles (the “Written Consent”). No payment was made to any person or entity in consideration of their executing the Written Consent.

VOTING AND VOTE REQUIREMENT

We are not seeking consent, authorizations or proxies from you. State of Nevada General Corporation Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of our Common Stock present and voting on the matter at a meeting was required to approve the Reverse Split/Share Reduction and Amended Articles, I addition, the Board of Directors consented and voted for such Reverse Split/Share Reduction and Amended Articles.

Reasons for the Reverse Stock Split and Amended Articles.

The board of directors believes that the amendment to our articles of incorporation authorizing our board of directors to effectuate a name change and/or a stock split or reverse stock split without stockholder approval will provide flexibility for both our management and business. The proposed amendment to the articles of incorporation would allow us to implement a name change and a stock split or reverse stock split of any class or series of our capital stock without correspondingly increasing  or decreasing the number of authorized shares of the same class or series by  means of a resolution adopted by its board of directors without obtaining the  approval of the stockholders or the approval of the holders of shares of the  affected class or series. Authorization of a stock split or reverse stock split  without correspondingly increasing or decreasing the number of authorized shares  of the same class or series without stockholder approval is important to us,  inasmuch as we will be able to change our outstanding capital stock to more efficiently meet our future needs. Presently, we need to go to the time and expense of having a stockholder’s meeting or to have the stockholders with a majority of voting power act by written consent in order to effectuate a stock  split or reverse stock split without correspondingly increasing or decreasing the number of authorized shares of the same class or series, which includes the time and expense of filing and distributing information materials in compliance with the rules and regulations of the SEC.

Fractional Shares.

Fractional number of shares outstanding after the reverse split will be rounded up to the next highest number of full shares. No transaction costs would be assessed to stockholders for the reverse split. If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you will still receive one share of Common Stock after the Reverse Stock Split.
Effect on Voting Rights of, and Dividends on, Common Stock.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the split will remain the same. For example, generally, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock after a Reverse Stock Split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that a Reverse Stock Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Registered and Beneficial Stockholders.

Upon the effectuation of any Reverse Stock Split, we intend to treat stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders, holding the stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" Stockholder.

Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the stock. These stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your New Shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares.

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity.

The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects on the trading market for our Common Stock do not occur. See "Purposes of the Reverse Stock Split" above. If implemented, the Reverse Stock Split would result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in "even lots" of even multiples of 100 shares.

Federal Income Tax Consequences

The Company believes that the federal income tax consequences of any Reverse Stock Split to holders of Common Stock would be as follows:

(i) No income gain or loss would be recognized by a stockholder on the surrender of the Old Shares or receipt of the certificate representing post-split New Shares.

(ii) The tax basis of the New Shares would equal the tax basis of the Old Shares exchanged therefore.

(iii) The holding period of the New Shares would include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the New Shares would produce no taxable income or gain or loss to the Company.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and the Company cannot assure you that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he, she or it resides. Stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Reverse Stock Split.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein; and ( c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Exhibits

A. Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pay Mobile, Inc.
Dated: September 26, 2011	/s/ Mr. Gino Porco
Mr. Gino Porco
President